                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                          SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                  of 1934
                            (Amendment No.______)


Filed by the Registrant                       [x]
Filed by a Party other than the Registrant    [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         EURO TRADE & FORFAITING, INC.
               (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check appropriate box):

[x]   No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)   Title of each class of securities to which transaction applies:
      2)   Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      4)   Proposed maximum aggregate value of transaction:
      5)   Total fee paid:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:
      2)   Form, Schedule or Registration Statement No.:
      3)   Filing Party:
      4)   Date Filed:

                         EURO TRADE & FORFAITING, INC.
                                42 Brook Street
                           London, England, W1Y 1YB


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of
Euro Trade & Forfaiting, Inc.:

The 2000 Annual Meeting of Shareholders of Euro Trade & Forfaiting, Inc., a Utah corporation (the "Corporation"), will be held at 8:00 a.m. (Pacific Standard Time) on November 27, 2000 at #101 - 923 Powell Avenue, Renton, Washington, 98055, for the following purposes:

     1.   To elect four directors of the Corporation; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on November 15, 2000 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting.

                                  By Order of the Board of Directors,



                                  /s/ James Carter
                                  -----------------------------------
                                  James Carter
                                  Secretary

Seattle, Washington
November 15, 2000

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH IN THE PROXY STATEMENT.

                        EURO TRADE & FORFAITING, INC.

                               PROXY STATEMENT
                               ---------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Euro Trade & Forfaiting, Inc. (the "Corporation") for use at the 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 8:00 a.m. (Pacific Standard Time) on November 27, 2000 at #101 - 923 Powell Avenue, Renton, Washington, 98055, and any adjournments thereof.

The Annual Meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

A shareholder who delivers an executed proxy pursuant to this solicitation may revoke it at any time before it is exercised by: (i) executing and delivering a later dated proxy card to the Secretary of the Corporation prior to the Annual Meeting; (ii) delivering written notice of revocation of the proxy to the Secretary of the Corporation prior to the Annual Meeting; or (iii) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Proxies will be voted as specified by the shareholder or shareholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, par value $0.001 per share (the "Common Shares"), of the Corporation represented thereby will be voted for the election of the four directors nominated by the Board of Directors and in accordance with the best judgement of the named proxies on the matters properly brought before the Annual Meeting. A majority of the outstanding Common Shares entitled to vote at the Annual Meeting, represented in person or by proxy, constitute a quorum. Cumulative voting in the election of directors is not permitted.

This Proxy Statement and the enclosed proxy card will be first mailed on or about November 16, 2000 to the Corporation's shareholders of record on November 15, 2000 (the "Record Date").

Proxies will be solicited primarily by mail and may also be solicited personally and by telephone by directors, officers and regulatory employees of the Corporation, without additional remuneration therefor. The Corporation may also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of the Corporation's Common Shares. All costs associated with soliciting proxies will be borne by the Corporation. The Corporation does not presently intend to employ any other party to assist in the solicitation process. Proxies should be signed and returned to the Secretary of the Corporation, c/o P.O. Box 860, Renton, Washington, U.S.A., 98057, using the enclosed envelope.

At the close of business on November 14, 2000, there were 25,445,224 Common Shares issued and outstanding. Each Common Share is entitled to one vote on each of the matters properly presented at the Annual Meeting.

                                 PROPOSAL 1
                            ELECTION OF DIRECTORS

The business of the Corporation is managed under the direction of the Corporation's Board of Directors. At the Annual Meeting four directors will be elected to serve until the annual meeting for the fiscal year 2001. The nominees for election as directors are Michael J. Smith, James Carter and Slobodan Andjic, all of whom presently serve as directors, and Simon Law. Each of the proposed nominees for director has indicated that he is willing and able to serve as a director following the Annual Meeting. If any of the nominees is unable or unwilling, the accompanying proxy may be voted for the election of such person as will be designated by the Board of Directors. Proxies received by the Corporation on which no designation is made will be voted FOR the nominee. Naren Desai's appointment as an officer and employee of the Corporation was terminated on November 10, 2000 and the Board of Directors has resolved not to nominate Naren Desai for re-election as a director of the Corporation.

DIRECTORS

The following table sets forth information regarding each nominee for election as a director.


Name                  Current Position with the Corporation      Age
----                  -------------------------------------      ---
Michael J. Smith      President, Chief Executive Officer          53
                      and Director

James Carter          Secretary, Vice President and Director      55

Slobodan Andjic       Director                                    56

Simon Law		    Nominee Director                            40

Michael J. Smith became the President, Chief Executive Officer and a director of the Corporation on February 4, 2000. Mr. Smith is the President, Chief Executive Officer and a director of MFC Bancorp Ltd. and is the Chief Executive Officer, Chief Financial Officer and a director of TriMaine Holdings, Inc. and Drummond Financial Corporation. Mr. Smith was the Chief Financial Officer of Mercer International Inc. from May 1988 until 1996.

James Carter became the Secretary and a director of the Corporation on February 4, 2000. Mr. Carter is currently a Vice President of MFC Bancorp Ltd. He served as President and a director of Pine Resources Corporation from October 1998 to December 1999, and as President and a director of Renfield Enterprises Inc. from November 1998 to January 2000. Mr. Carter was the President and Chief Executive Officer of Carlin Resources Corp. from 1994 to 1998.

Slobodan Andjic became a director of the Corporation on October 10, 2000. Mr. Andjic has served as Vice President and a director of Swiss Investment Group since 1998. He served as an advisor to the President of Mercur and a director and coordinator of the Mercur group of companies from 1996 to 1998. Mr. Andjic was the Chairman of Yugoexport Athens Company from 1994 to 1996.

Simon Law has been nominated for election as a director of the Corporation at the Annual Meeting. Mr. Law has been a director of Kelsion Secretarial and Consultants Ltd. in Hong Kong since 1990.

The Board of Directors held two meetings in fiscal 2000 and acted six times through written consent during that period.

Committees of the Board

The Board of Directors did not have a nominating or compensation committee in fiscal year 2000.

Executive Committee. The Board of Directors created an executive committee on October 10, 2000 to, inter alia, (i) manage a legal action commenced by the Corporation on November 3, 2000 against its former Chief Executive
Officer, John Vowell, and others, including John Does (collectively, the "Defendants") alleging, in part, that Mr. Vowell breached his fiduciary duty to the Corporation and, along with the other Defendants, participated in a wide-ranging fraudulent scheme to benefit themselves and their associates at the expense of the Corporation, (ii) manage conflicts of interest arising or that may arise out from such legal action and (iii) to otherwise manage the affairs of the Corporation during the pendency of such legal action. The members of the executive committee are Michael J. Smith, James Carter and Slobodan Andjic. The executive committee did not meet in fiscal 2000 as it was not yet constituted. Reference is made to the Corporation's report on Form 10-Q for the period ended September 30, 2000 for further information concerning the legal action commenced by the Corporation.

Audit Committee. The members of the audit committee are James Carter and Slobodan Andjic, both of whom are directors of the Corporation. The function of the audit committee is to meet and review the results of the audit of the Corporation's financial statements performed by the Corporation's independent public accountant and to recommend the selection of a new independent public accountant when necessary. The Corporation's Board of Directors has not adopted a written charter for the audit committee. The audit committee met once during fiscal 2000.

Compensation of Directors

The Corporation does not compensate its directors for serving as directors, although directors are reimbursed by the Corporation for any expenses they incur in connection with performing their duties as directors. The Corporation paid a management fee of $17,000 to an affiliate company in fiscal 2000 in connection with Chandra Sekar acting as the Corporation's Chairman until February 4, 2000.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the nominees listed herein.

                           OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of the Corporation's Common Shares on the Record Date by: (i) each person known by the Corporation to beneficially own more than 5% of the Corporation's Common Shares; (ii) each executive officer and director of the Corporation; and (iii) all executive officers and directors of the Corporation as a group.


                                                Amount and Nature of             Percent of
Name and Address of Beneficial Owner(1)         Beneficial Ownership               Class
---------------------------------------         --------------------             ----------
Michael J. Smith                                       202,663(2)                   0.8%
6 Rue Charles-Bonnet
1206 Geneva, Switzerland

James Carter
6 Rue Charles-Bonnet
1206 Geneva, Switzerland                                 -                           -

Slobodan Andjic(3)                                       -                           -
UL. II Crnogroskog, Bataljona BB
81000 Podgorica, Montenegro, Yugoslavia

Collingwood Investment Limited(4)(5)                 4,400,000                     17.3%
19 Peel Road
Douglas, Isle of Man, LM1 41S

North Cascade Limited(5)(6)                          6,600,000                     25.9%
19 Peel Road
Douglas, Isle of Man, LM1 41S

Beaumont Capital Ltd. (7)                            4,940,000                     17.7%
Room 506
S/F1 East Town Building
41 Lockhart Rd., Wanchai, Hong Kong

All executive officers and directors as a group        202,663                      0.8%

(1) The information presented in this table is based solely on information contained in Schedule 13Ds filed by the beneficial owners with the Securities and Exchange Commission or information furnished to the Corporation. Except as set forth in the footnotes to this table, the persons named in the table above have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them.
(2) Michael J. Smith is a director and officer of MFC Bancorp Ltd. ("MFC"), which owns all of the issued and outstanding common stock of MFC Merchant
Bank S.A. (the "Bank"). The Bank owns 202,663 Common Shares (the "Shares") of the Corporation. Michael J. Smith is not an officer or director of the Bank and disclaims beneficial ownership of the Shares.
(3)  Slobodan Andjic was appointed a director of the Corporation on October
10, 2000.
(4) Based upon a Schedule 13D filed by Collingwood Investments Limited ("Collingwood"), the directors of Collingwood are Colin Pearse and Richard Baker. The Mayflower Trust is the sole shareholder of Collingwood and therefore shares voting power with Collingwood and the trustee of The
Mayflower Trust, Aston Corporate Trustees Limited, over the Common Shares of the Corporation beneficially owned by Collingwood. The share amount beneficially owned by Collingwood is provided on a non-diluted basis.
(5)  Pursuant to a Securities Pledge Agreement dated for reference January
31, 2000, Collingwood and North Cascade Limited ("Cascade") pledged their aggregate 11.0 million Common Shares of the Corporation to the Bank as security for a loan of $12 million made by the Bank to Collingwood and Cascade pursuant to a Loan Agreement made among them dated for reference January 31, 2000. A copy of the Securities Pledge Agreement is attached as an exhibit to the Schedule 13D filed jointly by the Bank and MFC on February 17, 2000.
(6) Based upon a Schedule 13D filed by Cascade, the directors of Cascade are Robert Griffin and Richard Tanner. The Mayflower Trust is the sole shareholder of Cascade and therefore shares voting power with Cascade, and the trustee of The Mayflower Trust, Aston Corporate Trustees Limited, over the Common Shares of the Corporation beneficially owned by Cascade. The share amount beneficially owned by Cascade is provided on a non-diluted basis.
(7)  Beaumont Capital Ltd. ("Beaumont") purchased 2,470,000 units
(the "Units") of the Corporation on November 14, 2000. Each Unit is comprised of one Common Share and one Common Share purchase warrant, which is exchangeable for one additional Common Share of the Corporation. On a diluted basis, Beaumont therefore beneficially owns, or has control or direction over, 4,940,000 Common Shares of the Corporation. Samuel W. Lee owns all of the issued and outstanding shares of Beaumont.

               EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table sets forth information concerning the total compensation earned or paid during the last three fiscal years to the Corporation's Chief Executive Officer and each of the Corporation's current executive officers who received in excess of $100,000 in salary and bonus:


                                           Summary Compensation Table
                                              Annual Compensation
                                                                     All Other
Name and Principal Position     Year    Salary($)     Bonus($)   Compensation(3)($)
---------------------------     ----    ---------     --------   ------------------
Michael J. Smith(1)
President, Chief Executive      2000        -            -                 -
Officer and Director

Naren Desai(2)
Former Treasurer, Vice          2000     108,000         -               11,850
President and Director

John Vowell(1)
Former President, Chief         2000     165,000         -               35,215
Executive Officer and Director  1999     190,272      285,410            42,825
                                1998     198,000      297,000            40,362


(1) Michael J. Smith replaced John Vowell as the Corporation's President and Chief Executive Officer on February 4, 2000. Mr. Vowell resigned as an officer and director and employee of the Corporation in fiscal 2000.
(2)  Naren Desai served as an officer of the Corporation from February
     4, 2000 to November 10, 2000 and was employed by the Corporation as an accountant during fiscal 2000. Mr. Desai's appointment as an officer and employee of the Corporation was terminated on November 10, 2000.
     Mr. Desai has not been nominated for re-election as a director at the Annual Meeting.
(3) All Other Compensation consists of car allowance, mortgage subsidiary, private health benefits and pension contributions paid to or on behalf of directors of the Corporation.

Employment Agreements

John Vowell's compensation in fiscal 2000 was determined by an employment agreement with Pt. Multikarsa Investama ("Multikarsa") dated April 28, 1997. Under the terms of the employment agreement, Mr. Vowell received an annual base salary and an annual bonus of one and a half times base salary in fiscal 1999 and 1998. Mr. Vowell resigned as an officer and director and employee of the Corporation in fiscal 2000.

Naren Desai's compensation in fiscal 2000 was determined by an employment agreement with Euro Trade & Forfaiting Company Limited ("Euro Limited") dated October 1, 1999. Under the terms of the employment agreement, Mr. Desai receive an annual base salary and an annual bonus tied to the profitability of the Corporation. Mr. Desai's appointment as an officer and employee was terminated on November 10, 2000.

Stock Options

The Corporation did not have a stock option plan in place in fiscal 2000 and no stock options were granted by the Corporation to any of its executive officers during that period.

The following Report of the Directors on Executive Compensation and the Performance Graph included in this Proxy Statement will not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the

Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference, and will not otherwise be deemed filed under the Acts.

Report of the Directors on Executive Compensation

In fiscal 2000, the Board of Directors was responsible for setting compensation philosophy and determining base salary, bonus and other benefits for the Corporation's senior executive officers, except the Corporation's former Chief Executive Officer, who was compensated pursuant to an employment agreement with Multikarsa, and the Corporation's former Treasurer, who was compensated pursuant to an employment agreement with Euro Limited. The Board of Directors believes that executive compensation should be closely aligned with the performance of the Corporation on both a short and long term basis, and that such compensation should assist the Corporation in attracting and retaining key executives critical to its long term success. To that end, the Board of Directors' policy is that the compensation package for executive officers should consist of an annual base salary and an incentive bonus, the amount of which is dependent on the performance of both the Corporation and the executive officer during the prior fiscal year.

Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. Increases in salaries are based on a subjective evaluation of such factors as the level of responsibility, individual performance, level of pay and peer group pay levels. Incentive bonuses are generally granted based on a percentage of each executive officer's base salary.



/s/ Michael J. Smith         /s/ James Carter        /s/ Slobodan Andjic
---------------------        -----------------       --------------------
Michael J. Smith             James Carter            Slobodan Andjic

Performance Graph

The following graph compares the cumulative total shareholder return (stock price appreciation plus dividends) on the Corporation's Common Shares with the cumulative total return of the NASDAQ Market Index and the MG Industry Group Index for Credit Services Companies prepared by Media General Financial Services. Each of the cumulative total returns presented assumes a $100 investment on December 31, 1998 and the reinvestment of dividends.

                   Comparison of Cumulative Total Return Among the Corporation, NASDAQ Market Index and MG Industry Group Index

                              [Performance Graph]


Company/
Index/Market  31/12/1998  31/03/1999  30/06/1999  30/09/1999  31/12/1999  31/03/2000  30/06/2000
------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

Euro Trade &
Forfaiting, Inc.  100.00      24.00       36.00       18.75      19.00        8.52        2.37

MG Industry
Group Index       100.00     115.76      122.15      107.59     130.24      127.96      130.96

NASDAQ Market
Index             100.00     111.72      121.57      123.59     182.47      207.62      178.57

Certain Relationships and Related Transactions

MFC Merchant Bank S.A. loaned two shareholders of the Corporation, Collingwood Investments Limited and North Cascade Limited, which hold in aggregate 11.0 million Common Shares of the Corporation (the "Euro Shares") (being approximately 65% of the issued and outstanding shares as at the date of the loan), $12 million on or about January 31, 2000. The loan is secured by the Euro Shares.

The Corporation has a note receivable from MFC Bancorp Ltd. in the amount of $5 million at June 30, 2000. This note is due in full on January 31, 2001, bears interest at 8% and is unsecured.

Indebtedness of Management

During fiscal 2000, none of the Corporation's officers or directors, or any corporation or organization of which they are an executive officer or director or, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, or any trust, was indebted to the Corporation or its subsidiary at any time since the beginning of the Corporation's last fiscal year in an amount in excess of $60,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, require the Corporation's directors and executive officers and persons who beneficially own more than 10% of the Common Shares (collectively, the "Reporting Persons"), to file with the SEC initial reports of beneficial ownership (Form 3) and reports of changes in beneficial ownership of Common Shares and other equity securities of the Corporation (Form 4). Reporting Persons are required by SEC regulations to furnish to the Corporation copies of all Section 16(a) reports that they file. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation, all
Section 16(a) filing requirements applicable to the Reporting Persons were complied with for the fiscal year ended June 30, 2000.

                    INDEPENDENT ACCOUNTANTS AND AUDITORS

Marc Lumer & Company ("MLC") examined the consolidated financial statements of the Corporation and its subsidiary for the year ended June 30, 1999. On March 1, 2000, MLC was replaced as the Corporation's certifying accountant with Peterson Sullivan P.L.L.C. During the Corporation's two most recent fiscal years and the subsequent interim periods preceding MLC's replacement, the Corporation had no disagreements with MLC on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MLC, would have caused it to make reference to such disagreements in its reports on the Corporation's financial statements for such years and interim periods.

The Corporation's reports on Form 8-K filed March 7, 2000 and Form 8-K/A filed March 21, 2000 concerning the appointment of Peterson Sullivan P.L.L.C. and replacement of MLC as the Corporation's certifying accountant are incorporated herein by reference.

Representatives from Peterson Sullivan P.L.L.C. are not expected to attend the Annual Meeting.

                               ANNUAL REPORT

The Corporation's annual report on Form 10-K/A, which contains consolidated audited financial statements for the fiscal year ended June 30, 2000, has preceded the mailing of this Proxy Statement. A copy of the Corporation's annual report on Form 10-K/A is enclosed herewith.

                        FUTURE SHAREHOLDER PROPOSALS

Any proposal which a shareholder intends to present at the next Annual Meeting of Shareholders must be received by the Corporation on or before June 30, 2001. A shareholder must notify the Corporation on or before June 1, 2001 that he or she intends to introduce a proposal at the 2001 shareholder meeting or management will have discretionary authority to vote its proxies with respect to such proposal.

                                OTHER MATTERS

The Board of Directors knows of no matter other than those mentioned in the Proxy Statement to be brought before the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the proxy holders to vote the proxies in accordance with their judgment. If there is insufficient votes to approve any of the proposals contained herein, the Board of Directors may adjourn the Annual Meeting to a later date and solicit additional proxies. If a vote is required to approve such adjournment, the proxies will be voted in favor of such adjournment.

                                   By order of the Board of Directors,


                                   /s/ James Carter
                                   -----------------------------------
                                   James Carter
                                   Secretary

Seattle, Washington
November 15, 2000

                                    PROXY

                         EURO TRADE & FORFAITING, INC.
                               42 Brook Street
                           London, England, W1Y 1BY

This Proxy is solicited on behalf of the Board of Directors of Euro Trade & Forfaiting, Inc.

The undersigned hereby appoints James Carter and, in his absence, Michael
J. Smith, as proxy, with the power of substitution to represent and to vote as designated below, all the shares of the beneficial interest of Euro Trade & Forfaiting, Inc. held of record by the undersigned on November 15, 2000 at the Annual Meeting of Shareholders to be held on November 27, 2000 or on the date of any adjournment thereof.

1. To elect four members of the Board of Directors, to serve until their term expires or until their successors have been elected and qualified;

     FOR the nominees listed below          WITHHOLD authority to vote
     (except as marked to the               for the nominees listed
     contrary below)            [_]         below                   [_]

     (Instruction: To withhold authority to vote for a nominee, strike a line through the nominee's name in the list below.)

     Michael J. Smith    James Carter    Slobodan Andjic    Simon Law

2. In his discretion, the proxy holder is authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1.

Please sign exactly as your name appears on your share certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                   , 2000
        -----------------

Signature:
            -------------------

Print Name:

             ------------------

Number of Shares:
                  -------------

Please mark, sign, date and return this proxy promptly using the enclosed envelope.